Exhibit 8.1

April 18, 2007

Seaspan Corporation

Attn: Gerry Wang

Room 503, 5/F Lucky Commercial Center

103 Des Voeux Road West

Hong Kong

China

Re:    Seaspan Corporation Registration Statement of Form F-3

Dear Ladies and Gentlemen:

We have acted as counsel for Seaspan Corporation (the “Company”), a corporation formed under the laws of the Republic of the Marshall Islands, with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of common shares of the Company. We have also participated in the preparation of a Registration Statement on Form F-3 (No. 333-          ) (the “Registration Statement”) to which this opinion is an exhibit.

In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “United States Tax Considerations” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS LLP
Vinson & Elkins LLP

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	2801 Via Fortuna, Suite 100 Austin, TX 78746-7568 Tel 512.542.8400 Fax 512.542.8612 www.velaw.com